UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2015

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2015, Mohawk Industries, Inc. (the “Company”) completed the issuance and sale of €500,000,000 aggregate principal amount of its 2.000% Senior Notes due 2022 (the “Notes”) in a previously announced registered public offering. The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-202351) filed with the Securities and Exchange Commission on February 27, 2015 (the “Registration Statement”).

The Notes were issued pursuant to an Indenture dated as of January 31, 2013 between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”) and a Second Supplemental Indenture dated as of June 9, 2015 among the Company, the Trustee, Elavon Financial Services Limited, UK Branch, as initial paying agent, and Elavon Financial Services Limited, as initial registrar (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured indebtedness.

Interest on the Notes is payable annually in cash on January 14 of each year, commencing on January 14, 2016, and the Notes mature on January 14, 2022.

The Notes are redeemable, in whole or in part, at the option of the Company on the terms set forth in the Indenture. Additionally, the Company must redeem all of the Notes on the terms set forth in the Indenture if the Company does not complete its acquisition of International Flooring Systems, S.A. on or before December 31, 2015 or if the acquisition agreement is terminated on or before such date. The Company also may redeem all, but not part, of the Notes in the event of certain changes in the tax laws of the United States or certain other jurisdictions. Additionally, the holders of the Notes have the right to require the Company to purchase all or a portion of their Notes upon certain changes in control of the Company, as defined in the Indenture.

The Indenture contains certain covenants that, among other things and subject to a number of exceptions and qualifications, limit the Company’s ability and the ability of its subsidiaries to create liens and to enter into sale and leaseback transactions and limit the Company’s ability to consolidate, merge or transfer all or substantially all of its assets. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

The material terms of the Notes are described in greater detail in the Company’s prospectus supplement dated June 2, 2015 related to the offer and sale of the Notes, as filed with the Securities and Exchange Commission on June 4, 2015 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, as part of the Registration Statement. Such description of the Notes is incorporated herein by reference.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d)	Exhibits.

4.1	Indenture, dated as of January 31, 2013, by and among Mohawk Industries, Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated January 31, 2013.).

4.2	Second Supplemental Indenture, dated as of June 9, 2015, by and among Mohawk Industries, Inc., U.S. Bank National Association, as trustee, Elavon Financial Services Limited, UK Branch, as initial paying agent, and Elavon Financial Services Limited, as initial registrar.

4.3	Form of Note for 2.000% Senior Notes due 2022

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ R. David Patton
R. David Patton
Date: June 9, 2015		VP-Business Strategy, General Counsel and Secretary

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